Exhibit 99

Psychiatric Solutions Earns $0.50 per Diluted Share for Third Quarter 2009

Resets 2009 Earnings Guidance to Range of $2.11 to $2.14

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 27, 2009--Psychiatric Solutions, Inc. (“PSI”) (NASDAQ: PSYS) today announced financial results for the third quarter ended September 30, 2009. Revenue was $455.3 million for the quarter, up 5.5% from $431.7 million for the third quarter of 2008. Income from continuing operations attributable to PSI stockholders increased 1.7% to $28.1 million from $27.6 million. Income from continuing operations attributable to PSI stockholders per diluted share was $0.50 for the third quarter of 2009, a 2.0% increase from $0.49 for the third quarter of 2008.

Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, said, “PSI’s revenue and earnings did not meet our expectations for the third quarter of 2009. In addition to the impact of the Labor Day holiday occurring a week later than in the third quarter of 2008, our revenue growth was affected by a lower than expected increase in revenue per patient day of 1.7% due to adverse changes in our payor mix. Lastly, our management contract segment’s earnings were lower than anticipated for the quarter.”

PSI’s same-facility revenue increased 4.7% for the third quarter of 2009 compared with the third quarter last year. This increase primarily reflected a 3.3% increase in patient days and a 1.6% increase in revenue per patient day. PSI’s EBITDA margin was 20.5% on both a same-facility basis and a total-facilities basis compared with 21.0% for the third quarter of 2008. Consolidated adjusted EBITDA for the quarter was $79.9 million, or 17.5% of revenue, compared with $77.9 million, or 18.1% of revenue, for the third quarter of 2008. A reconciliation of all GAAP and non-GAAP financial results in this release can be found on page 6.

Net cash from continuing operations increased 11.2% for the third quarter to $34.6 million from $31.2 million for the third quarter last year. Capital expenditures for the quarter were $65.7 million, which included the purchase of two inpatient psychiatric facilities. The Company’s debt to total capitalization improved to 56.2% at the end of the third quarter of 2009 from 60.5% at the end of the third quarter last year and 56.5% at the end of this year’s second quarter.

As a result of PSI’s financial results for the first nine months of 2009 and the Company’s outlook for the remainder of the year, PSI today reduced its guidance for 2009 earnings from continuing operations attributable to PSI stockholders per diluted share to a range of $2.11 to $2.14 from the prior range of $2.16 to $2.24. The Company’s guidance does not include the impact from any future acquisitions.

PSI will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern time on Wednesday, October 28, 2009. A live webcast of the conference call will be available at www.psysolutions.com in the “Investors” section of the site or at www.earnings.com. The webcast will be available through the end of business on November 13, 2009.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) general economic and business conditions; (2) PSI’s ability to comply with applicable licensure and accreditation requirements; (3) risks inherent to the health care industry, including government investigations, the impact of unforeseen changes in regulation, decreases in reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; (4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; and (5) PSI’s ability to improve the operations of its inpatient facilities and successfully integrate recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with over 11,000 beds in 32 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue	$455,310	$431,713	$1,348,534	$1,273,408

Salaries, wages and employee benefits (including share-based compensation of $4,249, $4,935, $13,525 and $15,013 the respective three and nine month periods in 2009 and 2008)	254,333	238,479	751,878	705,778
Professional fees	42,258	41,117	125,017	121,964
Supplies	23,358	23,784	70,063	70,228
Rentals and leases	5,073	5,078	15,273	15,846
Other operating expenses	44,881	39,737	127,439	117,505
Provision for doubtful accounts	9,798	10,129	26,542	25,830
Depreciation and amortization	11,498	9,792	33,084	28,687
Interest expense	18,607	18,648	53,432	57,688
	409,806	386,764	1,202,728	1,143,526
Income from continuing operations before income taxes	45,504	44,949	145,806	129,882
Provision for income taxes	17,431	16,958	55,714	49,188
Income from continuing operations	28,073	27,991	90,092	80,694
Income (loss) from discontinued operations, net of taxes	72	(1,224)	188	880
Net income	28,145	26,767	90,280	81,574
Less: Net income attributable to noncontrolling interest	7	(390)	(338)	(642)
Net income attributable to PSI stockholders	$28,152	$26,377	$89,942	$80,932

Basic earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.51	$0.50	$1.62	$1.45
Income (loss) from discontinued operations, net of taxes	-	(0.02)	-	0.01
Net income attributable to PSI stockholders	$0.51	$0.48	$1.62	$1.46

Diluted earnings per share:
Income from continuing operations attributable to PSI stockholders	$0.50	$0.49	$1.60	$1.42
Income (loss) from discontinued operations, net of taxes	-	(0.02)	-	0.02
Net income attributable to PSI stockholders	$0.50	$0.47	$1.60	$1.44

Shares used in computing per share amounts:
Basic	55,579	55,529	55,545	55,318
Diluted	56,340	56,604	56,077	56,213

Amounts attributable to PSI stockholders:
Income from continuing operations, net of taxes	$28,080	$27,601	$89,754	$80,052
Income (loss) from discontinued operations, net of taxes	72	(1,224)	188	880
Net income	$28,152	$26,377	$89,942	$80,932

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$13,366	$51,271
Accounts receivable, less allowance for doubtful accounts of $54,093 and $48,623 for 2009 and 2008, respectively	252,005	243,346
Prepaids and other	175,589	184,364
Total current assets	440,960	478,981
Property and equipment:
Property and equipment, net of accumulated depreciation	911,174	825,144
Cost in excess of net assets acquired	1,154,054	1,139,242
Other assets	65,936	62,623
Total assets	$2,572,124	$2,505,990

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,220	$34,747
Salaries and benefits payable	88,308	83,866
Other accrued liabilities	59,898	80,577
Current portion of long-term debt	4,982	34,414
Total current liabilities	188,408	233,604
Long-term debt, less current portion	1,274,017	1,280,006
Deferred tax liability	79,057	69,471
Other liabilities	29,578	28,067
Total liabilities	1,571,060	1,611,148
Redeemable noncontrolling interest	4,583	4,957
Total stockholders' equity	996,481	889,885
Total liabilities and stockholders' equity	$2,572,124	$2,505,990

PSYCHIATRIC SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2009	2008

Operating activities:
Net income	$90,280	$81,574
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	33,084	28,687
Amortization of loan costs and bond discount	3,574	1,660
Share-based compensation	13,525	15,013
Change in income tax assets and liabilities	15,624	(1,611)
Income from discontinued operations, net of taxes	(188)	(880)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(4,570)	(30,400)
Prepaids and other current assets	808	2,907
Accounts payable	(1,716)	5,244
Salaries and benefits payable	3,383	4,083
Accrued liabilities and other liabilities	1,057	(21,220)
Net cash provided by continuing operating activities	154,861	85,057
Net cash provided by discontinued operating activities	127	2,865
Net cash provided by operating activities	154,988	87,922

Investing activities:
Cash paid for acquisitions, net of cash acquired	(32,708)	(118,468)
Cash paid for real estate acquisition	(18,996)	-
Capital purchases of property and equipment	(95,611)	(80,558)
Other assets	387	280
Net cash used in continuing investing activities	(146,928)	(198,746)
Net cash used in discontinued investing activities	-	(40,741)
Net cash used in investing activities	(146,928)	(239,487)

Financing activities:
Net (decrease) increase in revolving credit facility	(138,374)	149,333
Borrowings on long-term debt	106,500	-
Principal payments on long-term debt	(3,823)	(3,963)
Payment of loan and issuance costs	(9,826)	(39)
Distributions to noncontrolling interests	(723)	-
Excess tax benefits from share-based payment arrangements	208	1,902
Repurchase of common stock upon restricted stock vesting	(992)	(271)
Proceeds from exercises of common stock options	1,065	9,593
Net cash (used in) provided by financing activities	(45,965)	156,555
Net (decrease) increase in cash	(37,905)	4,990
Cash and cash equivalents at beginning of the period	51,271	39,970
Cash and cash equivalents at end of the period	$13,366	$44,960

Effect of Acquisitions:
Assets acquired, net of cash acquired	$38,936	$123,231
Liabilities assumed	(6,228)	(4,763)
Cash paid for acquisitions, net of cash acquired	$32,708	$118,468

PSYCHIATRIC SOLUTIONS, INC.
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Income from continuing operations attributable to stockholders	$28,080	$27,601	$89,754	$80,052
Provision for income taxes	17,431	16,958	55,714	49,188
Interest expense	18,607	18,648	53,432	57,688
Depreciation and amortization	11,498	9,792	33,084	28,687
EBITDA(a)	75,616	72,999	231,984	215,615
Other expenses:
Share-based compensation	4,249	4,935	13,525	15,013
Adjusted EBITDA(a)	$79,865	$77,934	$245,509	$230,628
(a)

EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations attributable to stockholders before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses”. These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI’s management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI’s overall performance and to compare PSI’s current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

PSYCHIATRIC SOLUTIONS, INC.
OPERATING STATISTICS - OWNED FACILITIES
(Unaudited)
(Revenue in thousands)

	Three Months Ended September 30,		%
	2009	2008	Change
Same-facility results:
Revenue	$420,292	$401,321	4.7%
Admissions	44,694	41,631	7.4%
Patient days	719,024	696,317	3.3%
Average length of stay(a)	16.1	16.7	-3.6%
Revenue per patient day(b)	$585	$576	1.6%
EBITDA margin	20.5%	21.0%	-50 bps

Total facility results:
Revenue	$422,544	$401,321	5.3%
Admissions	44,914	41,631	7.9%
Patient days	721,465	696,317	3.6%
Average length of stay(a)	16.1	16.7	-3.6%
Revenue per patient day(b)	$586	$576	1.7%
EBITDA margin	20.5%	21.0%	-50 bps

	Nine Months Ended September 30,		%
	2009	2008	Change
Same-facility results:
Revenue	$1,239,720	$1,180,209	5.0%
Admissions	131,303	124,263	5.7%
Patient days	2,133,338	2,076,905	2.7%
Average length of stay(a)	16.2	16.7	-3.0%
Revenue per patient day(b)	$581	$568	2.3%
EBITDA margin	21.4%	21.3%	10 bps

Total facility results:
Revenue	$1,254,444	$1,180,209	6.3%
Admissions	133,232	124,263	7.2%
Patient days	2,157,856	2,076,905	3.9%
Average length of stay(a)	16.2	16.7	-3.0%
Revenue per patient day(b)	$581	$568	2.3%
EBITDA margin	21.3%	21.2%	10 bps

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.

CONTACT:
Psychiatric Solutions, Inc.
Brent Turner, 615-312-5700
Executive Vice President, Finance and Administration